EXHIBIT 5.1

(M.D.C. HOLDINGS LETTERHEAD)

January 16, 2004

Board of Directors
M.D.C. Holdings, Inc.
3600 South Yosemite Street
Suite 900
Denver, CO 80237

Re: M.D.C. Holdings, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel for M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), we have examined the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), that the Company is filing with the Securities and Exchange Commission (the “SEC”) with respect to the registration of 68,453 shares of its Common Stock, par value $0.01 per share (the “Shares”), which may be sold by a selling stockholder (the “Selling Stockholder”) as described in the prospectus in the Registration Statement.

We have also examined the Company’s Certificate of Incorporation, as amended, Bylaws and records of its corporate proceedings and have made such other investigation as we have deemed necessary to express the opinion set forth below.

Based on such examination, it is our opinion that the Shares issued to the Selling Stockholder have been validly issued and are fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Colorado, the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States of America.

We hereby consent to the reference to us under the caption “Legal Matters” in the Registration Statement; provided however, in giving this consent we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules of the SEC promulgated thereunder. We

Board of Directors
M.D.C. Holdings, Inc.
January 16, 2004

hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We express no opinion as to any matters not expressly set forth herein.

The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Very truly yours,

/s/ Garth B. Jensen

Garth B. Jensen
Partner